Exhibit 99.1

PublicSquare Reports Second Quarter 2025 Financial Results, Announces Strategic Repositioning to Accelerate Fintech Growth

WEST PALM BEACH, FL, August 12, 2025 — PSQ Holdings, Inc. (NYSE: PSQH) (“PublicSquare,” or the “Company”), today reported financial results for the second quarter 2025 and announced a strategic repositioning to accelerate the growth of its Fintech segment. Three key initiatives comprise this repositioning, including: (1) Focusing the PublicSquare organization on a bundled offering including payments, credit, and digital asset solutions to drive scalable, capital-efficient growth as a Fintech-forward business, (2) Monetizing the Brands segment business through the pursuit of a sale of EveryLife and the pursuit of a sale of its Marketplace segment business or a strategic repurposing of the marketplace IP to complement its fintech offering, (3) Advancing of the long-term vision to embrace and implement cryptocurrency and decentralized finance solutions as part of its fintech offerings that enhances economic liberty for consumers and merchants while providing high-margin revenue streams. Anticipated proceeds from the monetization efforts of the EveryLife and Marketplace segment business are expected to fuel the next phase of PublicSquare’s fintech innovation and growth.

SECOND QUARTER 2025 HIGHLIGHTS

•Net revenue for the quarter ended June 30, 2025 was $7.1 million compared to $6.0 million for the second quarter 2024, a 18% increase compared to the prior year period, while operating expense (defined as general and administrative, sales and marketing, and research and development expense) for the quarter ended June 30, 2025 decreased 41% compared to the prior year period
◦Financial Technology revenue for the quarter ended June 30, 2025 was $3.4 million compared to $3.0 million in the prior year period
▪Financial Technology revenue in the quarter ended June 30, 2025 would have been $0.4 million higher without the impact of a one-time legacy Credova vendor true up which occurred during the second quarter 2025
▪The Company continued to strengthen credit portfolio performance in the quarter through the use of AI-driven underwriting, machine learning, and traditional credit metrics, decreasing First Payment Default Rates over the last nine months by 74.8%, on a monthly vintage basis, outperforming peers in a challenging consumer environment
▪Payments revenue for the quarter ended June 30, 2025 was $1.0 million an increase of over 80% sequentially
◦Marketplace revenue for the quarter ended June 30, 2025 was $0.3 million compared to $0.7 million in the prior year period
◦Brands revenue for the quarter ended June 30, 2025 was $3.3 million compared to $2.3 million in the prior year period
◦General and administrative expense for the quarter ended June 30, 2025 decreased $5.0 million or 46% compared to the prior year period
◦Sales & marketing expense for the quarter ended June 30, 2025 decreased $2.3 million or 45% compared to the prior year period
◦In the first half of 2025, the Company achieved approximately $9.0 million of the projected $11.0 million in annualized operating expense savings from its 2024 reorganization efforts, exceeding expectations

◦Earnings per share for the quarter ended June 30, 2025 improved to $(0.18) compared to $(0.36) for the second quarter 2024, a 50% increase compared to the prior year period
◦First half 2025 net loss was $12.8 million an improvement of $11.0 million compared to a net loss of $23.8 million in the prior year period

“PublicSquare’s performance in the second quarter of 2025 underscores the momentum within our expanding fintech segment and affirms our commitment to a market of merchants and customers who value high-performing technology and economic liberty,” said Michael Seifert, Chairman and Chief Executive Officer of PublicSquare. “With today’s announced initiatives, we are charting a bold path forward, one defined by meaningful innovation and strategic focus.”

FINTECH-FOCUSED GROWTH STRATEGY

PublicSquare is embarking on a strategic repositioning of its business to accelerate the growth of its Fintech segment. While our mission of building a financial ecosystem that protects economic liberty remains unchanged, our strategy has evolved to ensure the Company is directionally focused and well-positioned as a leader in the dawn of a new era of financial technology.

Strategic Repositioning Framework

1. Focus on Fintech Growth

The Company is sharpening its strategic focus to deliver best-in-class, purpose-driven financial technology solutions as a bundled solution that serves and supports values-aligned merchants and consumers

•Credit and Payments: Rapid adoption of our bundled checkout solution among values-driven merchants has validated the Company’s approach to financial services that reflect a commitment to security, cancel-proof technology, and financial freedom
•Money Transmitter Licenses (MTLs): PublicSquare is actively pursuing the acquisition of MTLs to accelerate growth and margin in our payments services
•Alternative Payment Methods: PublicSquare is developing cryptocurrency-based payment options that position the company strongly for a market moving rapidly away from traditional payment rails and networks

2. Non-core Segments

PublicSquare plans to monetize its Brands segment business through the sale of EveryLife and monetize its Marketplace segment business through a sale or strategically repurpose the marketplace IP to complement its fintech offering

•Value Creation: The Company is engaging with potential buyers and working with financial advisors to maximize shareholder value for each segment
•Capital Reallocation: Anticipated proceeds and cost savings are expected to support a leaner operating model, fund fintech product innovation, and accelerate the development of our bundled payments, credit, and consumer financial tools
•Timeline: The Company expects to complete these efforts by the end of the fourth quarter 2025

3. Digital Asset Solutions

PublicSquare is advancing a long-term vision to embrace and implement cryptocurrency and decentralized finance solutions as part of its fintech offerings that enhances economic liberty for consumers and merchants while providing high-margin revenue streams

•Productization of Crypto: Tokenized assets, blockchain-powered innovation, and alternative payment rails offer resilient infrastructure to combat a traditional financial environment encumbered by debanking and cancel culture
•Merchant Treasury Solutions: PublicSquare is in the early stages of implementing digital treasury tools to optimize liquidity across the digital assets ecosystem
•Leadership: The recent appointment of Caitlin Long, a renowned bitcoin and crypto finance expert, to the Company's Board of Directors adds deep expertise to guide the rollout of these initiatives

“Over the past two years, we’ve built a dynamic and diversified business spanning marketplace, consumer products, and fintech,” said Michael Seifert. “As we looked toward the future, it became increasingly clear that an intentional focus on our bundled fintech offering, including payments, credit, cryptocurrency and decentralized finance solutions, represent the most scalable, high-margin avenue for sustainable growth. This strategic repositioning enables us to double down on these strengths, operate with greater capital efficiency, and drive long-term value for our shareholders. With a streamlined structure and concentrated investment in fintech innovation, we’re confident in our ability to deliver outstanding results in the months and years ahead, all to satisfy the original mission of creating an economic ecosystem for a previously unaddressed audience of American customers and merchants who value financial freedom.”

Note: Beginning with the third quarter 2025 reporting period both the Brands and Marketplace business segments will be shown as discontinued operations in the Company’s financial statements until the monetization activities for each segment is concluded.

FINANCIAL REVIEW

Balance Sheet & Liquidity

•As of June 30, 2025, PublicSquare had $20.6 million of cash and cash equivalents and $0.3 million of restricted cash
◦During the second quarter 2025 the Company invested $0.5 million in the application process to obtain MTLs to further enhance payment processing options.
•The Company had an outstanding principal balance of $4.0 million on its $10.0 million revolving line of credit as of June 30, 2025
•Approximately $1.1 million of cash was utilized in the second quarter 2025 as part of the Company’s balance sheet strategy where the Company holds certain consumer receivables from its consumer finance business on its balance sheet to increase revenue potential instead of immediately monetizing them to third parties

2025 BUSINESS OUTLOOK & GUIDANCE

The Company’s 2025 outlook and guidance has been updated:
•As a result of the Company’s planned monetization of its Brands segment business through the pursuit of a sale of EveryLife and the pursuit of a sale of its Marketplace segment business or a strategic repurposing of the marketplace IP to complement its fintech offering, the Company is removing full year revenue guidance and the Company’s previous 2025 revenue guidance, reiterated on May 8, 2025, should no longer be relied upon
•Operating expense guidance remains unchanged. Operating expense (defined as general and administrative, sales and marketing, and research and development expense) is expected to be lower than 2024 reflecting foundational investments and the full impact of organizational changes made in late 2024

Fintech Initiatives Analyst & Investor Meeting

PublicSquare plans to hold an analyst and investor meeting in September 2025 to further discuss its fintech initiatives and provide greater detail around its long-term plans related to digital assets. Further information, including details regarding participation and the location of this event, will be provided in a separate market communication.

Second Quarter 2025 Conference Call and Webcast

Management will host a teleconference and webcast to discuss its second quarter 2025 results today, August 12, 2025 at 4:30 p.m. ET. The conference call can be heard live through a link on the PublicSquare Investor Relations website https://investors.publicsquare.com. During the webcast, the Company will take both inbound questions received ahead of the call and questions from equity research analysts. In addition, you may participate in the conference call by dialing (888) 210-4474 domestically or (646) 960-0693 internationally, referencing conference ID # 9605882. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call’s start time.

About PublicSquare

PublicSquare is a marketplace and payments ecosystem, valuing life, family, and liberty. PublicSquare operates under three segments: Financial Technology, Marketplace and Brands. PublicSquare’s Financial Technology segment includes Credova, a consumer financing and payments company. The primary mission of the Marketplace segment is to help consumers “shop their values” and put purpose behind their purchases. PublicSquare leverages data and insights from the Marketplace to assess its customers’ needs and provide wholly-owned quality financial products and brands. PublicSquare’s Brands segment comprises EveryLife, a premium D2C life-affirming baby products company. The PublicSquare Marketplace is free to join for both consumers and business owners. Download the app on the App Store or Google Play, or visit PublicSquare.com to learn more.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSquare, anticipated product launches, our products and markets, future financial condition, expected future performance and market opportunities of PublicSquare. Forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, and in this press release, include statements about our expected revenue, revenue growth, operating expenses, anticipated growth, ability to achieve profitability, and our outlook; however, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our operations, including the possibility that any of the anticipated benefits of the Credova transaction will not be realized or will not be realized within the expected time period, (ii) changes in the competitive industries and markets in which PublicSquare operates, variations in performance across competitors, changes in laws and regulations affecting PublicSquare’s business and changes in the combined capital structure, (iii) the ability to implement business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (iv) risks related to PublicSquare’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones, (v) risks related to PublicSquare’s potential inability to achieve or maintain profitability and generate significant revenue, (vi) the ability to raise capital on reasonable terms as necessary to develop its products in the timeframe contemplated by PublicSquare’s business plan, (vii) the ability to execute PublicSquare’s anticipated business plans and strategy, (viii) the ability of PublicSquare to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSquare of the intellectual property rights of others, (ix) actual or potential loss of key influencers, media outlets and promoters of PublicSquare’s business or a loss of reputation of PublicSquare or reduced interest in the mission and values of PublicSquare and the segment of the consumer marketplace it intends to serve, (x) because the payment processing and credit agreements are terminable at will without notice, merchants that have signed agreements to use PublicSquare's payment processing services may terminate those services or otherwise fail to utilize the services at the expected volume, (xi) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations, (xii) the risk of PublicSquare being unable to sell its Brands or Marketplace segment businesses, in a timely manner,at desirable prices,or at all, and (xiii)risks associated with the Company’s ability to execute on its plans to reposition into a Fintech-forward business, including the Company’s pursuit of any money transmitter licenses. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in PublicSquare’s public filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and PublicSquare does not assume any obligation to, nor does it intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PublicSquare gives no assurance that PublicSquare will achieve its expectations.

Investors Contact:
investment@publicsquare.com
Media Contact:
pr@publicsquare.com

PSQ HOLDINGS, INC.
Condensed Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,577,116	$36,324,354
Restricted cash	307,114	265,253
Accounts receivable, net	623,516	447,819
Lease receivable, net	152,463	—
Loans held for investment, net of allowance for credit losses of $563,319 and $689,007 as of June 30, 2025 and December 31, 2024, respectively	4,058,928	3,986,997
Lease merchandise, net of accumulated depreciation of $345,410 and zero and allowances of $716,461 and zero as of June 30, 2025 and December 31, 2024, respectively	774,415	—
Interest receivable	218,479	314,104
Inventory	2,541,262	2,663,397
Prepaid expenses and other current assets	2,923,430	2,835,238
Total current assets	32,176,723	46,837,162
Loans held for investment, net of allowance for credit losses of $83,007 and $127,038 as of June 30, 2025 and December 31, 2024, respectively, non-current	598,096	735,118
Lease merchandise, net of accumulated depreciation of $1,333 and zero and allowances of $45,630 and zero as of June 30, 2025 and December 31, 2024, respectively, non-current	69,986	—
Property and equipment, net	208,062	275,539
Intangible assets, net	20,590,934	15,790,437
Goodwill	10,930,978	10,930,978
Operating lease right-of-use assets	808,511	274,603
Deposits	71,709	50,004
Total assets	$65,454,999	$74,893,841

Liabilities and stockholders’ equity
Current liabilities:
Revolving line of credit	$4,006,634	$3,777,279
Accounts payable	2,850,853	3,503,553
Accrued expenses	1,417,246	1,167,329
Deferred revenue	2,053,848	53,671
Operating lease liabilities, current portion	523,021	122,587
Total current liabilities	10,851,602	8,624,419
Convertible promissory notes, related party (Note 9)	20,000,000	20,000,000
Convertible promissory notes	8,449,500	8,449,500
Earn-out liabilities	710,000	620,000
Warrant liabilities	2,689,500	10,186,000
Operating lease liabilities	303,004	163,716
Total liabilities	43,003,606	48,043,635
Commitments and contingencies (Note 15)
Stockholders’ equity
Preferred stock, $0.0001 par value; 50,000,000 authorized shares; no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Class A Common stock, $0.0001 par value; 500,000,000 authorized shares; 42,676,029 shares and 39,575,499 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	4,267	3,958
Class C Common stock, $0.0001 par value; 40,000,000 authorized shares; 3,213,678 shares issued and outstanding as of June 30, 2025, and December 31, 2024	321	321
Additional paid in capital	155,160,558	146,746,355
Accumulated deficit	(132,713,753)	(119,900,428)
Total stockholders’ equity	22,451,393	26,850,206
Total liabilities and stockholders’ equity	$65,454,999	$74,893,841

PSQ HOLDINGS, INC.
Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenues, net	$7,082,868	$5,985,228	$13,832,489	$9,451,117
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	1,142,764	531,098	1,879,009	1,129,459
Cost of goods sold (exclusive of depreciation and amortization expense shown below)	2,231,290	1,438,843	4,304,564	2,830,251
General and administrative	5,976,081	10,993,793	16,500,572	21,256,671
Sales and marketing	2,807,172	5,090,331	5,263,558	9,772,969
Research and development	1,299,799	1,031,794	2,737,252	2,173,752
Depreciation and amortization	1,682,502	930,874	2,893,612	1,227,471
Total costs and expenses	15,139,608	20,016,733	33,578,567	38,390,573
Operating loss	(8,056,740)	(14,031,505)	(19,746,078)	(28,939,456)
Other income (expense):
Other income, net	434,153	52,599	721,343	155,978
Changes in fair value of earn-out liabilities	10,000	220,000	460,000	340,000
Changes in fair value of warrant liabilities	115,000	3,091,000	7,496,500	5,322,500
Interest expense, net	(868,456)	(553,303)	(1,736,913)	(677,481)
Loss before income taxes	(8,366,043)	(11,221,209)	(12,805,148)	(23,798,459)
Income tax benefit (expense)	63	(14,037)	(8,177)	(13,618)
Net loss	$(8,365,980)	$(11,235,246)	$(12,813,325)	$(23,812,077)

Net loss per common share, basic and diluted	$(0.18)	$(0.36)	$(0.29)	$(0.80)
Weighted average shares outstanding, basic and diluted	45,253,319	31,391,595	44,104,601	29,901,952

PSQ HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Six Months Ended June 30,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(12,813,325)	$(23,812,077)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in fair value of warrant liabilities	(7,496,500)	(5,322,500)
Changes in fair value of earn-out liabilities	(460,000)	(340,000)
Share-based compensation	3,552,984	11,058,185
Amortization of step-up in loans held for investment	169,607	269,829
Provision for credit losses on loans held for investment and lease merchandise	1,152,420	154,202
Origination of loans and leases for resale	(14,825,985)	(10,124,894)
Proceeds from sale of loans and leases for resale	16,384,107	11,247,135
Gain on sale of loans and leases	(1,558,122)	(1,122,241)
Depreciation and amortization	2,893,612	1,227,471
Non-cash operating lease expense	114,410	208,564
Changes in operating assets and liabilities:
Accounts receivable	(175,697)	(135,715)
Lease receivable	(152,463)	—
Interest receivable	95,625	(358,270)
Inventory	122,135	161,473
Prepaid expenses and other current assets	223,867	1,571,121
Deposits	(21,705)	13,929
Accounts payable	(627,932)	(1,335,335)
Accrued expenses	249,917	(110,806)
Deferred revenue	2,000,177	16,636
Operating lease liabilities	(112,688)	(206,258)
Net cash used in operating activities	(11,285,556)	(16,939,551)

Cash flows from Investing Activities
Additions to lease merchandise, net of disposals	(2,194,358)	—
Software development costs	(1,554,442)	(1,777,479)
Principal paydowns on loans held for investment	8,911,312	5,265,396
Disbursements for loans held for investment	(9,406,157)	(3,576,860)
Purchase of licenses	(455,000)	—
Acquisition of businesses, net of cash acquired	—	141,215
Net cash (used in) provided by investing activities	(4,698,645)	52,272

Cash flows from Financing Activities
Proceeds from convertible note payable, related party (Note 9)	—	10,000,000
Proceeds from revolving line of credit	4,761,935	—
Repayments on revolving line of credit	(4,532,580)	(1,808,833)
Proceeds from the issuance of common stock for at-the-market offering	361,528	—
Cash paid for stock issuance costs	(312,059)	—
Net cash provided by financing activities	278,824	8,191,167
Net decrease in cash, cash equivalents and restricted cash	(15,705,377)	(8,696,112)
Cash, cash equivalents and restricted cash, beginning of period	36,589,607	16,446,030
Cash, cash equivalents and restricted cash, end of the period	$20,884,230	$7,749,918
Cash and cash equivalents	$20,577,116	$7,613,430
Restricted cash	307,114	136,488
Total cash, cash equivalents and restricted cash, end of the period	$20,884,230	$7,749,918

Supplemental Non-Cash Investing and Financing Activity
Issuance of common shares in connection with the asset acquisition	$4,500,000	$—
Earnout liability generated by asset acquisition	$550,000	$—
Operating lease right-of-use asset obtained in exchange for operating lease liability	$652,410	$—
Accrued variable compensation settled with RSU grants	$597,397	$411,878
Shares issued in connection with Credova Merger	$—	$14,137,606
Note Exchange in connection with Credova Merger	$—	$8,449,500

Non-GAAP Financial Measures
The non-GAAP financial measures below have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.
Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of our management team; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
For the periods presented, we define non-GAAP operating loss as GAAP operating loss, adjusted to exclude, as applicable, certain expenses as presented in the table below:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation:
GAAP operating loss	$(8,056,740)	$(14,031,505)	$(19,746,078)	$(28,939,456)
Non-GAAP adjustments
Corporate costs not allocated to segments	(1,174,818)	(3,078,332)	(3,146,191)	(8,433,875)
Transaction costs incurred in connection with acquisitions	—	(1,908)	—	(2,295,502)
Share-based compensation (exclusive of what is included in transaction costs above)	69,861	(5,171,761)	(3,552,984)	(10,170,774)
Depreciation and amortization	(1,682,502)	(930,874)	(2,893,612)	(1,227,471)
Non-GAAP operating loss	$(5,269,281)	$(4,848,630)	$(10,153,291)	$(6,811,834)